EXHIBIT 99.1

DARDEN RESTAURANTS, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 9, 2015, Darden Restaurants, Inc. (“Darden”) completed the pro rata distribution (the “Spin-Off”) to our shareholders of all of the outstanding shares of common stock of Four Corners Property Trust, Inc. (“Four Corners”). Unless the context otherwise requires, any references to “we”, “our” and “us” refers to Darden and its consolidated subsidiaries.
The following unaudited pro forma consolidated financial statements, prepared in accordance with Article 11 of Regulation S-X, present our unaudited pro forma consolidated balance sheet as of August 30, 2015 and our unaudited pro forma consolidated statements of earnings for the three months ended August 30, 2015 and the year ended May 31, 2015.
The unaudited pro forma consolidated financial statements have been derived by the application of pro forma adjustments to our historical financial statements. The unaudited pro forma consolidated financial statements give effect to events that are (1) directly attributable to the transactions referred to below, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on us. The adjustments necessary to fairly present the unaudited pro forma consolidated financial statements have been based on available information and assumptions that we believe are reasonable. The adjustments are described in the notes to the unaudited pro forma consolidated financial statements and present how our financial statements may have appeared had our capital structure reflected the below transactions as of the dates noted below.
The unaudited pro forma consolidated balance sheet assumes the Spin-Off and the related transactions occurred on August 30, 2015. The unaudited pro forma statements of earnings for the three months ended August 30, 2015 and the year ended May 31, 2015 assumes the Spin-Off and related transactions occurred on May 26, 2014.
The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent our financial position or results of operations that would actually have occurred had the transactions referred to below been consummated on August 30, 2015 for the unaudited pro forma consolidated balance sheet and on May 26, 2014 for the unaudited pro forma consolidated statements of earnings, or to project our financial positions or results of operations for any future date or period.
The following unaudited pro forma consolidated financial statements give effect to the Spin-Off and related transactions, including: (i) the transfer of six LongHorn Steakhouse restaurants located in the San Antonio, Texas area (the “LongHorn San Antonio Business”) and 418 restaurant properties (the “Four Corners Properties”) to Four Corners; (ii) the issuance to us of all of the outstanding common stock of Four Corners and corresponding pro rata distribution to our shareholders of the outstanding shares of Four Corners common stock as a tax-free stock dividend; (iii) the cash dividend received by us from Four Corners; (iv) the retirement of certain debt; (v) the rental expense associated with the leasing of the Four Corners Properties from Four Corners; (vi) the removal of depreciation expense associated with the assets contributed in the Spin-Off; (vii) incremental revenue related to the franchise agreements entered into with the LongHorn San Antonio Business; (viii) the transaction fee due to our financial advisor and (ix) the adjustment to income taxes for the above items.
Our unaudited pro forma consolidated financial statements do not give effect to the potential impact of cost savings that may result from the transactions described above. We are providing Four Corners with certain administrative and support services on a transitional basis pursuant to a transition services agreement. These costs are expected to be immaterial. Our unaudited pro forma consolidated financial statements do not give effect to the transition services agreement with Four Corners, as the majority of these services are not expected to be recurring in nature and therefore do not have a continuing impact on our unaudited pro forma consolidated statements of earnings.
In addition, as noted above, the unaudited pro forma consolidated financial statements only give effect to the transactions directly attributable to the Spin-Off. As we have previously disclosed, we intend to pay down a total of $1 billion of debt with proceeds from the Spin-Off, sale leaseback of certain real estate properties, including certain restaurant properties and our Restaurant Support Center, along with cash on hand. The transactions to pay down an additional approximately $700 million in debt, along with all related costs and expenses, are not reflected in the accompanying unaudited pro forma consolidated financial statements.
This information should be read in conjunction with our audited consolidated financial statements and the related notes filed with the Securities and Exchange Commission as part of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended August 30, 2015, and our publicly available press releases related to those filings.

This discussion of the unaudited pro forma consolidated financial information contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives and our remaining businesses. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of the Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and quarterly results filed with the Securities and Exchange Commission on Form 10-Q for the three months ended August 30, 2015. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

DARDEN RESTAURANTS, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF AUGUST 30, 2015 (In millions)
	Historical	Pro Forma Adjustments (1)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$690.1	$315.0	(b)	$690.1
		(311.8)	(c)
		(3.2)	(d)
Receivables, net	60.8	—		60.8
Inventories	162.6	—		162.6
Prepaid income taxes	26.4	—		26.4
Prepaid expenses and other current assets	74.3	—		74.3
Deferred income taxes	166.6	—		166.6
Assets held for sale	23.8	—		23.8
Total current assets	$1,204.6	$—		$1,204.6
Land, buildings and equipment, net	3,104.2	(838.2)	(a)	2,266.0
Goodwill	872.4	—		872.4
Trademarks	574.6	—		574.6
Other assets	270.7	—		270.7
Total assets	$6,026.5	$(838.2)		$5,188.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210.2	$—		$210.2
Accrued payroll	106.5	—		106.5
Accrued income taxes	32.4	(12.3)	(c)	18.9
		(1.2)	(d)
Other accrued taxes	53.5	—		53.5
Unearned revenues	298.8	—		298.8
Current portion of long-term debt	15.0	—		15.0
Other current liabilities	426.2	(6.6)	(c)	419.6
Total current liabilities	$1,142.6	$(20.1)		$1,122.5
Long-term debt, less current portion	1,437.6	(273.2)	(c)	1,164.4
Deferred income taxes	331.6	(86.2)	(a)	245.4
Deferred rent	230.8	—		230.8
Other liabilities	459.8	—		459.8
Total liabilities	$3,602.4	$(379.5)		$3,222.9
Stockholders’ equity:
Common stock and surplus	1,478.5			1,478.5
Retained earnings	1,042.3	(752.0)	(a)	583.6
		315.0	(b)
		(19.7)	(c)
		(2.0)	(d)
Treasury stock	(7.8)	—		(7.8)
Accumulated other comprehensive income (loss)	(85.2)	—		(85.2)
Unearned compensation	(3.7)	—		(3.7)
Total stockholders’ equity	$2,424.1	$(458.7)		$1,965.4
Total liabilities and stockholders’ equity	$6,026.5	$(838.2)		$5,188.3
(1) See accompanying notes to unaudited pro forma consolidated financial statements for explanation of pro forma adjustments. Adjustments only give effect to transactions directly attributable to the Spin-Off and do not give effect to any other transactions contemplated by Darden, including the expected pay down of additional debt with cash on hand and the related effects.

DARDEN RESTAURANTS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED AUGUST 30, 2015
(In millions, except per share data)

	Historical	Pro Forma Adjustments (1)		Pro Forma
Sales	$1,687.0	$(4.7)	(e)	$1,682.6
		0.3	(i)
Costs and expenses:
Food and beverage	502.8	(1.9)	(e)	500.9
Restaurant labor	536.0	(1.2)	(e)	534.8
Restaurant expenses	271.9	(0.6)	(e)	271.3
		25.8	(h)	25.8
Marketing expenses	65.6	(0.2)	(e)	65.4
General and administrative expenses	97.1	—		97.1
Depreciation and amortization	81.1	(0.2)	(e)	80.9
		(11.6)	(f)	(11.6)
Impairments and disposal of assets, net	(1.7)	—		(1.7)
Total operating costs and expenses	$1,552.8	$10.1		$1,562.9
Operating income	134.2	(14.5)		119.7
Interest, net	22.4	(4.4)	(g)	18.0
Earnings (loss) before income taxes	111.8	(10.1)		101.7
Income tax expense (benefit)	30.8	(3.9)	(j)	26.9
Earnings from continuing operations	$81.0	$(6.2)		$74.8

Net earnings per share from continuing operations:
Basic	$0.64			$0.59
Diluted	$0.63			$0.58
Average number of common shares outstanding:
Basic	127.4
Diluted	129.3
(1) See accompanying notes to unaudited pro forma consolidated financial statements for explanation of pro forma adjustments. Adjustments only give effect to transactions directly attributable to the Spin-Off and do not give effect to any other transactions contemplated by Darden, including the expected pay down of additional debt with cash on hand and the related effects.

DARDEN RESTAURANTS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED MAY 31, 2015
(In millions, except per share data)

	Historical	Pro Forma Adjustments (1)		Pro Forma
Sales	$6,764.0	$(18.5)	(e)	$6,746.7
		1.2	(i)
Costs and expenses:
Food and beverage	2,085.1	(7.4)	(e)	2,077.7
Restaurant labor	2,135.6	(4.7)	(e)	2,130.9
Restaurant expenses	1,120.8	(2.5)	(e)	1,118.3
		106.4	(h)	106.4
Marketing expenses	243.3	(0.9)	(e)	242.4
General and administrative expenses	430.2	—		430.2
Depreciation and amortization	319.3	(1.0)	(e)	318.3
		(47.0)	(f)	(47.0)
Impairments and disposal of assets, net	62.1	—		62.1
Total operating costs and expenses	$6,396.4	$42.9		$6,439.3
Operating income	367.6	(60.2)		307.4
Interest, net	192.3	(18.0)	(g)	174.3
Earnings (loss) before income taxes	175.3	(42.2)		133.1
Income tax benefit	(21.1)	(16.2)	(j)	(37.3)
Earnings from continuing operations	$196.4	$(26.0)		$170.4

Net earnings per share from continuing operations:
Basic	$1.54			$1.33
Diluted	$1.51			$1.31
Average number of common shares outstanding:
Basic	127.7
Diluted	129.7
(1) See accompanying notes to unaudited pro forma consolidated financial statements for explanation of pro forma adjustments. Adjustments only give effect to transactions directly attributable to the Spin-Off and do not give effect to any other transactions contemplated by Darden, including the expected pay down of additional debt with cash on hand and the related effects.

DARDEN RESTAURANTS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

On June 23, 2015, Darden announced its plan to separate its business into two separate and independent publicly traded companies: Darden, which will continue to operate a wide range of restaurant and dining options at various price points through its existing operations; and Four Corners. We accomplished this separation on November 9, 2015 with the pro rata distribution of Four Corners common stock to holders of Darden common stock. In connection with the separation approximately $315.0 million in cash from the proceeds of Four Corners’ term loan borrowings was transferred to us.
The accompanying unaudited pro forma consolidated financial statements are presented to reflect the following:
Transfer of Assets and Liabilities - Immediately prior to the Spin-Off, we contributed the Four Corners Properties and the LongHorn San Antonio Business to Four Corners. We recorded a reduction to retained earnings attributable to the LongHorn San Antonio Business and Four Corners Properties.
Distribution of Shares and Proceeds from Four Corners' Debt - Four Corners distributed all shares of its common stock to us, all of which were distributed pro rata to our shareholders through a tax-free distribution in the Spin-Off. In connection with the Spin-Off, approximately $315.0 million in cash from the proceeds of Four Corners’ term loan borrowings was transferred to us. We will use $311.8 million of the $315.0 million of cash received in the Spin-Off to repay principal of approximately $273.2 million of our senior notes due in 2017, $32.0 million of prepayment costs and $6.6 million of accrued interest. The remaining $3.2 million will be used to pay an agreed upon transaction fee to our financial advisor.
Agreements with Four Corners - Pursuant to the lease agreements, we leased the Four Corners Properties from Four Corners on a triple net basis with terms comparable to similar leases negotiated on an arm’s length basis. Under the lease agreements our subsidiaries are the tenant while Four Corners is the landlord. The leases are triple-net leases that provide for an average initial term of approximately fifteen years with stated annual rental payments and no purchase options provided that we have a right of first offer with respect to Four Corners’ sale of any property and Four Corners is prohibited from selling any properties to (i) any nationally recognized casual or fine dining brand restaurant or entity operating the same or (ii) any other regionally recognized casual or fine dining brand restaurant or entity operating the same, with 25 or more units. Under the lease agreements the rent is subject to annual escalations of 1.5%, as well as, in most of the leases, a fair market value adjustment at the start of one of the renewal options.
The franchise agreement provides that we agree to provide certain franchising services to Four Corners’ subsidiary which operates the LongHorn San Antonio Business. The franchising services consist of licensing the right to use and display certain trademarks in connection with the operation of the LongHorn San Antonio Business, marketing services, training and access to certain LongHorn operating procedures. The franchise agreements also contain provisions under which Darden may provide certain technical support for the LongHorn San Antonio Business. The fees and conditions of these franchising services are on terms comparable to similar franchising services negotiated on an arm’s length basis.

NOTE 2 - ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)
Reflects the transfer of fixed assets and deferred taxes of the LongHorn San Antonio Business and Four Corners Properties to Four Corners and the related reduction of retained earnings. While there were other assets and liabilities of the LongHorn San Antonio Business, they were deemed immaterial and therefore not reflected in the pro forma consolidated balance sheet.

(b)	Reflects the receipt of $315.0 million of cash from Four Corners and the related increase to retained earnings.

(c)
Reflects the retirement of $273.2 million aggregate principal amount and $6.6 million of accrued interest of our senior notes due in 2017. Also reflects $32.0 million of breakage fees to retire this debt and the associated income tax benefit of $12.3 million recorded as a reduction to accrued income taxes. The net expense of the breakage fees after the tax benefit of $19.7 million is recorded as a reduction of retained earnings. The tax benefit was determined using our blended statutory rate of 38.41%.

(d)
Reflects an adjustment to retained earnings of $2.0 million (net of a tax benefit of $1.2 million) related to the $3.2 million owed to our financial advisor upon the closing of the transaction. The tax benefit was determined using our blended statutory rate of 38.41%. As the fee of $3.2 million is non-recurring in nature, the fee is not reflected in the pro forma consolidated statements of earnings. Additionally, a contingent fee will be owed to our financial advisor; as this fee is not known and is not factually supportable at this time the fee is not reflected in these pro forma consolidated financial statements.

(e)	Reflects the removal of the historical results of operations of the LongHorn San Antonio Business that was transferred to Four Corners.

(f)	Reflects the removal of depreciation expense for the Four Corners Properties that were transferred to Four Corners.

(g)
Reflects a reduction in interest expense based on the anticipated retirement of approximately $273.2 million in principal of our senior notes due in 2017. As the $32.0 million of breakage fees are non-recurring in nature, they have not been reflected in the pro forma consolidated statements of earnings.

(h)
Reflects the rent expense associated with the leases we have entered into to lease the Four Corners Properties from Four Corners, recognized on a straight line basis to include the effects of base rent escalators of 1.5% annually over the initial term of the lease. Cash rent to be paid in the first lease year is expected to be $94.4 million.

(i)
Reflects the incremental revenue related to the franchise agreements we have entered into with Four Corners pursuant to which we and our affiliates will provide to Four Corners for an agreed upon charge, various services to support the operations of the LongHorn San Antonio Business.

(j)	Reflects the associated income tax benefit for all of the adjustments noted above. The income tax provision was based on our blended statutory rate of 38.41%.